                                  SCHEDULE 14A
                                (RULE 14a - 101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                      SECURITY DYNAMICS TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                      SECURITY DYNAMICS TECHNOLOGIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 24, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Security Dynamics Technologies, Inc., a Delaware corporation (the "Company"), will be held on Thursday, April 24, 1997 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 (the "Meeting") for the purpose of considering and voting upon the following matters:

     1. To elect two Class III Directors for the ensuing three years;

     2. To approve (i) an amendment to the Company's 1994 Stock Option Plan (the "1994 Plan") increasing from 4,820,000 to 6,570,000 the number of shares of Common Stock authorized under the 1994 Plan and (ii) the continuance of the 1994 Plan, as amended;

     3. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the current year; and

     4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     The Board of Directors has fixed the close of business on Thursday, March 20, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1996, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,

                                          Arthur W. Coviello, Jr.,
                                          Secretary

April 2, 1997

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                      SECURITY DYNAMICS TECHNOLOGIES, INC.
                                20 CROSBY DRIVE
                          BEDFORD, MASSACHUSETTS 01730

                        -------------------------------
                                PROXY STATEMENT
                        -------------------------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 24, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Security Dynamics Technologies, Inc. (the "Company") at the Annual Meeting of Stockholders to be held on Thursday, April 24, 1997 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 and at any adjournments thereof (the "Meeting").

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a Proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and vote in person.

     On March 20, 1997, the record date for determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 34,956,261 shares of Common Stock of the Company, $.01 par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1996 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 2, 1997. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION OF ARTHUR W. COVIELLO, JR., EXECUTIVE VICE PRESIDENT, 20 CROSBY DRIVE, BEDFORD, MASSACHUSETTS 01730. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of January 31, 1997 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the directors and director nominees of the Company,
(iii) the Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers on December 31, 1996 as well as one additional person who would have been included among the four most highly compensated executive officers if he were serving as an executive officer on December 31, 1996 (the "Named Executive Officers"), and (iv) the directors and executive officers of the Company as a group.

                                                                           AMOUNT AND NATURE
                                                                      OF BENEFICIAL OWNERSHIP(1)
                                                                    -------------------------------
                         NAME AND ADDRESS                                                PERCENT OF
                       OF BENEFICIAL OWNER                          NUMBER OF SHARES       CLASS
                       -------------------                          ----------------     ----------
5% STOCKHOLDERS
Putnam Investments, Inc...........................................      3,571,601(2)        10.3%
  One Post Office Square
  Boston, Massachusetts 02109
Pilgrim Baxter & Associates, Ltd..................................      3,532,400(3)        10.1%
  1255 Drummers Lane
  Suite 300
  Wayne, Pennsylvania 19087
Addison M. Fischer................................................      3,230,936(4)         9.3%
  3506 Mercantile Avenue
  Naples, FL 34104-3310
Kenneth P. Weiss..................................................      2,583,516            7.4%
  59 Sargent Street
  Newton, MA 02158
DIRECTORS
Charles R. Stuckey, Jr............................................        932,472(5)         2.7%
D. James Bidzos...................................................      1,224,146(6)         3.5%
Richard L. Earnest................................................         52,516(7)           *
George M. Middlemas...............................................        237,792(8)           *
Joseph B. Lassiter, III...........................................              0              0
Marino R. Polestra................................................              0              0
Sanford M. Sherizen...............................................         40,250              *
OTHER NAMED EXECUTIVE OFFICERS
Arthur W. Coviello, Jr............................................        177,864(9)           *
Linda E. Saris....................................................        140,334(10)          *
Robert W. Fine....................................................         25,986              *
James M. Geary....................................................        186,220              *
All executive officers and directors,
  as a group (13 Persons).........................................      3,077,580(11)        8.6%

---------------
  *  Less than 1%

 (1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission (the "SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 1997 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

 (2) Putnam Investments, Inc. has shared voting power with respect to 101,000 shares and shared dispositive power with respect to 3,571,601 shares. Putnam Investment Management, Inc. has shared dispositive power over 3,390,601 shares. The Putnam Advisory Company, Inc. has shared voting power over 101,000 shares and shared dispositive power over 181,000 shares. The Putnam New Opportunities Fund has shared dispositive power over 1,772,000 shares. Putnam Investments, Inc., a wholly-owned subsidiary of the Marsh & McLennan Companies, Inc., is the sole stockholder of Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. This information is derived from a Schedule 13G/A filed with the SEC on January 27, 1997.

 (3) This information is derived from a Schedule 13G/A filed with the SEC on February 14, 1997.

 (4) Excludes 166,112 shares held by Kairdos L.L.C., a Delaware limited liability company, of which Mr. Fischer is a stockholder and director. Mr. Fischer disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein. Includes 321,400 shares held by a grantor retained annuity trust of which Mr. Fischer is the trustee and over which he has sole voting and investment control. This information is taken from a Schedule 13G filed with the SEC on January 27, 1997.

 (5) Includes 50,000 shares held by the Stuckey Family Charitable Remainder Unitrust. Also includes 350,000 shares which may be acquired pursuant to stock options exercisable within 60 days after January 31, 1997.

 (6) Includes 156,112 shares held by Kairdos L.L.C. Mr. Bidzos disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein. Also includes 498,336 shares which may be acquired pursuant to stock options exercisable within 60 days after January 31, 1997.

 (7) Includes 16,000 shares which may be acquired pursuant to stock options exercisable within 60 days after January 31, 1997.

 (8) Includes 200,000 shares owned of record by Apex Investment Fund II, L.P. ("Apex"). Mr. Middlemas is a director of the Company and a general partner of Apex Management Partnership, the sole general partner of Apex. Mr. Middlemas disclaims beneficial ownership of shares owned of record by Apex. Also includes 16,000 shares which may be acquired pursuant to stock options exercisable within 60 days after January 31, 1997.

 (9) Includes 177,500 shares which may be acquired pursuant to stock options exercisable within 60 days after January 31, 1997.

(10) Includes 119,917 shares held jointly by Ms. Saris and Brian T. Watson and 7,500 shares which may be acquired pursuant to stock options exercisable within 60 days after January 31, 1997.

(11) Includes 1,115,336 shares which may be acquired pursuant to stock options exercisable within 60 days after January 31, 1997.

VOTES REQUIRED

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

     The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required to approve the continuance of, and amendment to, the 1994 Stock Option Plan and to ratify the appointment of the Company's independent auditors.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of two Class I directors, three Class II directors, and two Class III directors. The Class I, Class II and Class III Directors will serve until the annual meeting of stockholders to be held in 1998, 1999 and 1997, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

     The persons named in the enclosed proxy will vote to elect, as Class III directors, George M. Middlemas and Marino R. Polestra, the two director nominees named below, unless the proxy is marked otherwise. Messrs. Middlemas and Polestra are both currently directors of the Company.

     Each Class III director will be elected to hold office until the 2000 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

     For each member of the Board of Directors, including those who are nominees for election as Class III directors, there follows information given by each concerning his principal occupation and business experience for the past five years, the names of other publicly held companies of which he serves as a director and his age and length of service as a director of the Company.


                                 DIRECTOR      PRINCIPAL OCCUPATION, OTHER BUSINESS EXPERIENCE
         NAME            AGE      SINCE        DURING PAST FIVE YEARS AND OTHER DIRECTORSHIPS
         ----            ---     --------     -------------------------------------------------
NOMINEES FOR TERMS EXPIRING IN 2000 (CLASS III DIRECTORS)
George M. Middlemas....  50        1992*      General Partner of Apex Management Partnership
                                              ("AMP"), the General Partner of Apex, a venture
                                              capital fund and a stockholder of the Company,
                                              since January 1991. Mr. Middlemas serves on the
                                              Board of Directors of PureCycle Corporation, a
                                              publicly traded company located in Commerce City,
                                              Colorado, and American Communications Services,
                                              Inc., a publicly traded company located in
                                              Annapolis Junction, Maryland.


                                 DIRECTOR      PRINCIPAL OCCUPATION, OTHER BUSINESS EXPERIENCE
         NAME            AGE      SINCE        DURING PAST FIVE YEARS AND OTHER DIRECTORSHIPS
-----------------------  ---     --------     -------------------------------------------------
Marino R. Polestra.....  39        1993       General Partner of Alta Partners, a venture
                                              capital firm, since February 1996. Vice President
                                              and Partner of Burr, Egan, Deleage & Co., a
                                              venture capital firm, from February 1989 to
                                              December 1996. Mr. Polestra is a director of
                                              Premisys Communications Holdings, Inc., a
                                              telecommunications equipment supplier located in
                                              Freemont, California, and of Individual Inc., a
                                              provider of customized information services
                                              located in Burlington, Massachusetts.

DIRECTORS WHOSE TERMS EXPIRE IN 1998 (CLASS I DIRECTORS)
Joseph B. Lassiter,                           Senior Lecturer at the Harvard University
  III..................  49        1996       Graduate School of Business Administration since
                                              September 1996. President of Wildfire
                                              Communications, Inc., a telecommunications
                                              software company, from July 1994 to February
                                              1996. Prior to February 1994 Mr. Lassiter was
                                              Vice President of Teradyne, Inc., a manufacturer
                                              of automatic test equipment.

Charles R. Stuckey,                           Chairman of the Board of Directors since July
  Jr...................  54        1987       1996; President of the Company since January
                                              1987; Chief Executive Officer of the Company
                                              since March 1987.

DIRECTORS WHOSE TERMS EXPIRE IN 1999 (CLASS II DIRECTORS)
D. James Bidzos........  41        1996       Executive Vice President of the Company since
                                              July 1996; President and Chief Executive Officer
                                              of RSA Data Security, Inc. since 1986.

Richard L. Earnest.....  54        1993       Chief Executive Officer of Tudor Publishing
                                              Company in San Diego, California since April
                                              1995; independent consultant to start-up
                                              companies from June 1994 to March 1995; Chief
                                              Executive Officer of DEMAX Software, a provider
                                              of centralized security management software, from
                                              June 1993 to June 1994; Chief Executive Officer
                                              of Advant Edge Systems Group, a software company,
                                              from April 1991 to June 1993.

Sanford M. Sherizen....  56        1989       President of Data Security Systems, Inc., a
                                              computer security consulting firm, since 1983.

---------------
* Mr. Middlemas also served on the Board of Directors of the Company from May 1986 to June 1991.

     For information relating to shares of Common Stock owned by each of the directors, see "Security Ownership of Certain Beneficial Owners and Management."

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met 13 times (including by telephone conference) during 1996. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

     The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company and administers and grants stock options pursuant to the Company's stock option plans. The Compensation Committee held 3 meetings during 1996. The members of the Compensation Committee are Messrs. Middlemas, Lassiter and Sherizen.

     The Board of Directors has an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee held 5 meetings during 1996. The members of the Audit Committee are Messrs. Earnest and Polestra.

     In January 1997 the Company established a Nominating Committee of the Board of Directors. The Nominating Committee's function is to make recommendations to the Board of Directors concerning all facets of the director selection process. Stockholders wishing to propose director candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company and providing information specified in the Company's Bylaws, including the candidate's name, biographical data and qualifications. The Company's Bylaws set forth further requirements for stockholders wishing to nominate director candidates for consideration by stockholders including, among other things, that a stockholder must give written notice of an intent to make such a nomination complying with the Bylaws of the Company to the Secretary of the Company not less than 60 days nor more than 90 days prior to the stockholders' meeting. The members of the Nominating Committee are Messrs. Earnest and Lassiter.

DIRECTOR COMPENSATION

     All of the directors are reimbursed for expenses incurred in connection with their attendance at Board and committee meetings. Each non-employee director is paid $2,000 for attendance at each meeting of the Board or for each telephonic meeting of the Board in which he participates. Each non-employee director is further entitled to $1,000 for each meeting of a committee of the Board attended by the director which is held on a day other than the day of, or the day before or after, the date of any meeting of the full Board of Directors. Other directors are not entitled to compensation in their capacities as directors.

     In July 1990, the Board of Directors voted to award Mr. Sherizen 12,500 shares of Common Stock in each of October 1990, 1991, 1992 and 1993, subject to Mr. Sherizen's continued service as a director on each such date, in consideration for his services as a member of the Company's Board of Directors. In October 1993, the Board voted to award Mr. Earnest 12,500 shares of Common Stock in each of October 1994, 1995, 1996 and 1997, subject to continued service on the Board of Director on each such date, in consideration for his services as a member of the Board of Directors.

     In October 1994, the Board of Directors awarded Mr. Sherizen an additional 12,500 shares of Common Stock in consideration for services on the Board of Directors and voted to issue Mr. Earnest 26,016 restricted shares of Common Stock, at a purchase price of $.0025 per share, in lieu of the awards of Common Stock which would have issued in 1995, 1996 and 1997. These restricted shares vest over a period ending on the day preceding the Company's 1997 Annual Meeting of Stockholders. Under the terms of the restricted stock agreement entered into with Mr. Earnest, if Mr. Earnest ceases to serve as a director at any time prior to the day preceding the Company's 1997 Annual Meeting of Stockholders, the Company may repurchase a percentage of the restricted shares at a price of $.0025 per share.

  1994 Director Stock Option Plan

     The 1994 Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors and approved by the stockholders of the Company in October 1994. Under the terms of the Director Plan, directors of the Company who are not employees of the Company or any subsidiary of the Company are eligible to receive non-statutory options to purchase shares of Common Stock. A total of 300,000 shares of Common Stock may be issued upon exercise of options granted under the Director Plan.

     Initial options to purchase 4,000 shares of Common Stock at an exercise price of $4.22 per share were granted pursuant to the Director Plan to each of Messrs. Earnest, Sherizen, Middlemas and Polestra upon the closing of the Company's initial public offering on December 21, 1994. Options will also be granted to each eligible director upon his or her initial election to the Board of Directors. Such options will cover the number of shares of Common Stock determined by multiplying (i) 12,000 by (ii) the quotient of (x) the number of whole calendar months between the option grant date and the date of the next annual meeting of stockholders and (y) 12. In connection with his initial election to the Board of Directors, Mr. Lassiter was granted an option to purchase 9,000 shares of Common Stock at an exercise price of $39.00 on July 17, 1996.

     Options to purchase 12,000 shares of Common Stock at an exercise price of $10.77 per share were granted to each of Messrs. Earnest, Sherizen, Middlemas and Polestra on June 13, 1995, the date of the Company's 1995 Annual Meeting of Stockholders, options to purchase 12,000 shares of Common Stock at an exercise price of $44.21 per share were granted to each of Messrs. Earnest, Sherizen, Middlemas and Polestra on May 22, 1996, the date of the Company's 1996 Annual Meeting of Stockholders and each eligible director will receive annual options to purchase 12,000 shares of Common Stock on the date of each subsequent annual meeting of stockholders.

     All options granted under the Director Plan will vest on the first anniversary of the date of grant (or, in the case of annual options, the day prior to the first annual meeting of stockholders of the Company following the date of grant, if earlier). With the exception of the options granted on the closing of the Company's initial public offering, the exercise price of options granted under the Director Plan will equal the lesser of (i) the closing price of the Common Stock on the date of grant or (ii) the average of the closing prices of the Common Stock on the Nasdaq National Market (or such other nationally recognized exchange or trading system if the Common Stock is no longer traded on the Nasdaq National Market) for a period of ten consecutive trading days prior to such date.

     Options granted under the Director Plan generally are not transferrable by the optionee except by will or by the laws of descent and distribution. In the event an optionee ceases to serve as a director, each option may be exercised by the optionee for the portion then exercisable at any time within 60 days after the optionee ceases to serve as a director; provided, however, that in the event that the optionee ceases to serve as a director due to his death or disability, then the optionee, or his or her administrator, executor or heirs may exercise the exercisable portion of the option for up to 180 days following the date the optionee ceased to serve as a director. No option is exercisable after the expiration of ten years from the date of grant.

COMPENSATION OF EXECUTIVE OFFICERS

  Employment Agreements

     The Company was a party to an employment agreement with Mr. Stuckey for the period commencing July 9, 1993 and ending July 8, 1996. Under this agreement, Mr. Stuckey served as President and Chief Executive Officer of the Company. As of the date of the mailing of this proxy statement negotiations between the Company and Mr. Stuckey concerning a new employment agreement are ongoing.

     The Company is also a party to a letter agreement, dated August 21, 1995, with Arthur W. Coviello, Jr. Under the agreement, Mr. Coviello serves as Executive Vice President, Treasurer and Chief Financial Officer of the Company and is responsible for the Company's engineering, administrative, operational and financial organizations. Mr. Coviello's annual base salary is $175,000. Under the agreement, Mr. Coviello received a bonus of $85,968 for services rendered in 1996. Mr. Coviello is also entitled to severance of six months' salary and benefits in the event that his employment is terminated by the Company. In addition, for each full year of service with the Company (up to a maximum of six years), Mr. Coviello will receive an additional one month of severance (aggregating up to 12 months of severance). On September 1, 1995, the Compensation Committee of the Board of Directors granted Mr. Coviello options to purchase 600,000 shares of Common Stock at an exercise price of $9.97 per share.

     As of the date of the mailing of this proxy statement negotiations between the Company and Mr. Coviello concerning a new employment agreement, to replace the above described letter agreement, are ongoing.

     Messrs. Stuckey and Coviello have also entered into noncompetition agreements with the Company. Mr. Stuckey has agreed, for a period of three years following termination of his association with the Company, not to engage in any business activity that directly or indirectly competes with the Company or to provide any service to the Company's competition or its clients. Mr. Coviello has agreed, through the first anniversary of the date of termination of his employment with the Company, not to engage in any business activity that is directly or indirectly in competition with the Company in the United States or with any of the products or services being developed, provided or sold by the Company at such time. Mr. Coviello further agreed that he will not, directly or indirectly, employ any person who is employed by the Company at any time during the term of the noncompetition agreement.

     Concurrently with the execution of the Merger Agreement relating to the Company's acquisition of RSA Data Security, Inc. ("RSA") on April 14, 1996, RSA entered into an employment agreement with Mr. Bidzos for a two year period beginning July 26, 1996. Under the agreement, which was amended on June 6, 1996, Mr. Bidzos serves as President of RSA (or such other position as RSA's Board of Directors determines). Mr. Bidzos' compensation consists of: (i) an annual base salary of $200,000, subject to adjustment after the first year as determined by RSA's Board, provided that in no event may Mr. Bidzos' aggregate annual compensation (including bonus) be less than $250,000; (ii) an annual bonus if Mr. Bidzos satisfies certain revenue objectives for RSA; and (iii) an option to purchase 300,000 shares of the Company's Common Stock at an exercise price of $32.28 per share.

     The agreement with Mr. Bidzos is terminable (i) at the end of the two year term, (ii) at the election of RSA for cause, (iii) upon Mr. Bidzos' death or disability, or (iv) at RSA's election upon thirty days' written notice. In the event that Mr. Bidzos' employment is terminated for cause or upon death or disability, RSA will pay Mr. Bidzos, or his estate, compensation and benefits through the last day of his actual employment. If RSA terminates Mr. Bidzos' employment without cause, RSA will pay Mr. Bidzos the compensation otherwise payable to him through the last day of the period covered by the noncompetition agreement described below.

     Mr. Bidzos has agreed that, subject to certain exceptions, during the term of his employment by RSA and for a period extending through the later of July 27, 1998 or the first anniversary after the date on which he ceases to be employed by RSA, the Company, or any affiliate of the Company, he will not directly or indirectly engage in any business which offers products or services that are competitive with the products and services of RSA, the Company or any of their respective affiliates. In addition, Mr. Bidzos has agreed not to solicit the employees or customers of RSA, the Company or any affiliate during the noncompetition period described above. The devotion of not more than 10% of Mr. Bidzos' business time, attention and energies to certain investments with which Mr. Bidzos has historically been associated is expressly excluded from the non-compete provisions of the employment agreement.

     The Company also has a severance agreement with Ms. Saris. Under this agreement, if there is a change in control (as defined) of the Company, and, within one year of such change in control, Ms. Saris leaves the employ of the Company because of involuntary termination, a reduction of salary and/or available bonus or a reduction in job responsibilities, Ms. Saris is entitled to severance in an amount equal to six months' salary. In addition, following any such event, Ms. Saris' options will fully vest.

     The Company has entered a noncompetition agreement with Mr. Fine under which Mr. Fine has agreed, through the first anniversary of the date of the termination of his employment with the Company, not to engage in any business activity that is directly or indirectly in competition with the Company in the United States or with any of the products or services being developed, provided or sold by the Company at such time.

     In connection with the termination of his employment with the Company Mr. Geary entered into a Severance and Settlement Agreement and Release with the Company dated November 13, 1996. This agreement provided that the Company would continue to pay Mr. Geary's base salary and provide Mr. Geary with medical and dental benefits through the earlier to occur of (i) June 30, 1997 or (ii) Mr. Geary's acceptance of new employment in a position comparable to the one which he held with the Company. The Company further agreed to pay Mr. Geary his bonus for 1996 as if he had remained employed with the Company through December 31, 1996. Pursuant to a separate noncompetition agreement with the Company Mr. Geary has agreed, through the first anniversary of the date of termination of his employment with the Company, not to engage in any business activity that is directly or indirectly in competition with the Company in the United States or with any of the products or services being developed, provided or sold by the Company at such time. Mr. Geary further agreed that he will not, directly or indirectly, employ any person who is employed by the Company at any time during the term of the noncompetition agreement.

  Summary Compensation

     The following table sets forth certain information with respect to the annual and long-term compensation of the Named Executive Officers for the three years ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                          ANNUAL COMPENSATION            NUMBER OF
                                    -------------------------------        SHARES          ALL OTHER
NAME AND                                      SALARY        BONUS        UNDERLYING       COMPENSATION
PRINCIPAL POSITION                  YEAR        ($)        ($)(1)      STOCK OPTIONS         ($)(2)
------------------                  ----     ---------    ---------    --------------     ------------
Charles R. Stuckey, Jr............   1996     $219,471     $170,918        200,000          $  5,202
  Chairman of the Board,             1995      192,356      281,078              0             5,000
  President and Chief                1994      184,865       93,750              0             5,080
  Executive Officer

D. James Bidzos(3)................   1996      165,778      125,858        300,000             9,902
  Executive Vice President and
  President of RSA Data Security,
  Inc.

Arthur W. Coviello, Jr............   1996      175,000       85,968              0             4,087
  Executive Vice President,          1995       54,519       20,000        600,000             1,043
  Chief Financial Officer, Chief
  Operating Officer, Treasurer and
  Secretary

Robert W. Fine(4).................   1996      141,596      119,871         40,000             5,144
  Vice President, North              1995      119,269      153,704              0             4,789
  American Sales                     1994      113,750      128,579              0             4,786

James Geary(5)....................   1996      133,885       62,497              0            28,243
                                     1995      127,481       60,200              0             4,837
                                     1994      122,399       56,961              0             4,916

Linda E. Saris....................   1996      123,004       41,322         30,000             5,121
  Vice President, Operations and     1995      112,469       27,250              0             4,732
  Customer Support                   1994      107,227       28,220              0             4,688

---------------
(1) Amounts in this column represent bonuses earned under the Company's executive compensation program for the respective fiscal years.

(2) Amounts shown in this column represent the aggregate value of the Company's contributions on behalf of the executives to Group Term Life Insurance ($202 for Mr. Stuckey, $102 for Mr. Bidzos, $177 for Mr. Coviello, $144 for Mr. Fine, $136 for Mr. Geary and $132 for Ms. Saris), the Company's 401(k) savings plan ($3,000 for Mr. Stuckey, $1,800 for Mr. Bidzos, $1,910 for Mr. Coviello, $3,000 for Mr. Fine, $3,000 for Mr. Geary and $2,989 for Ms. Saris), the Company's Profit Sharing Plan ($2,000 for each of Mr. Stuckey, Mr. Bidzos, Mr. Coviello, Mr. Fine and Ms. Saris) and any vacation that was cashed out ($6,000 for Mr. Bidzos and $23,107 for Mr. Geary).

(3) Mr. Bidzos became Executive Vice President of the Company in July 1996.

(4) Mr. Fine served as Vice President, North American Sales of the Company until January 24, 1997. He now serves as Vice President -- Business Development.

(5) Mr. Geary served as Vice President, Marketing of the Company until leaving the Company in November 1996.

  Option Grants

     The following table sets forth certain information concerning grants of stock options during the year ended December 31, 1996 to each of the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                             ------------------------------------------------------      POTENTIAL REALIZABLE
                               NUMBER       PERCENT OF                                     VALUE AT ASSUMED
                             OF SHARES     TOTAL OPTIONS                                 ANNUAL RATES OF STOCK
                             UNDERLYING     GRANTED TO      EXERCISE                    PRICE APPRECIATION FOR
                              OPTIONS      EMPLOYEES IN     PRICE PER    EXPIRATION         OPTION TERM(2)
                              GRANTED       FISCAL YEAR     SHARE(1)        DATE           5%            10%
                             ----------    -------------    ---------    ----------    ----------    -----------
Charles R. Stuckey, Jr. ...    200,000           8.8%        $ 24.76      1/24/2006    $3,114,000    $ 7,892,000
D. James Bidzos............    300,000          13.2%        $ 32.28      7/26/2006     6,088,500     15,430,500
Arthur W. Coviello, Jr. ...          0             0             N/A            N/A           N/A            N/A
Robert W. Fine.............     40,000          1.76%        $ 24.76      1/24/2006       622,800      1,578,400
James Geary................          0             0             N/A            N/A           N/A            N/A
Linda E. Saris.............     30,000          1.32%        $ 24.76      1/24/2006       467,100      1,183,800

---------------
(1) Options become exercisable over a four-year period and generally terminate three months following termination of the executive officer's employment with the Company or the expiration date, whichever occurs earlier. The exercise price of each option was determined to be equal to the fair market value per share of the Common Stock on the date of grant.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock, the optionholder's continued employment through the option period, and the date on which the options are exercised.

  Aggregated Option Exercises and Year-End Option Table

     The following table summarizes certain information regarding stock options exercised during the year ended December 31, 1996 and stock options held as of December 31, 1996 by each of the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SHARES
                                                              UNDERLYING
                               NUMBER                        UNEXERCISED         VALUE OF UNEXERCISED
                              OF SHARES                       OPTIONS AT        IN- THE-MONEY OPTIONS
                              ACQUIRED                     FISCAL YEAR-END        AT FISCAL YEAR-END
                                 ON           VALUE         (EXERCISABLE/           (EXERCISABLE/
                              EXERCISED      REALIZED       UNEXERCISABLE)          UNEXERCISABLE)
            NAME                 (#)          ($)(1)             (#)                    ($)(2)
----------------------------  ---------     ----------     ----------------     ----------------------
Charles R. Stuckey, Jr. ....         0      $        0      589,800/200,000     $18,534,210/$1,347,500
D. James Bidzos.............         0               0      498,336/300,000               15,247,587/0
Arthur W. Coviello, Jr. ....   110,000       3,174,436      146,250/343,750        3,148,945/7,401,367
Robert W. Fine..............         0               0             0/40,000                  0/269,500
James Geary.................   244,000       6,396,110                  0/0                        0/0
Linda E. Saris..............    43,000       1,347,295       107,000/30,000         3,360,880/ 202,125

---------------
(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2) Value based on the last sales price per share ($31.50) of the Company's Common Stock on December 31, 1996, as reported on the Nasdaq National Market, less the exercise price.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") is responsible for recommending compensation policies with respect to the Company's executive officers, and for making decisions about awards under certain of the Company's stock-based compensation plans. Each member of the Compensation Committee is a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. This report addresses the Company's compensation policies for 1996 as they affected the Chief Executive Officer and the Company's other executive officers, including the Named Executive Officers.

  COMPENSATION POLICIES

     The Compensation Committee's executive compensation policies are designed to provide competitive compensation opportunities, reward executives consistent with the Company's performance, recognize individual performance and responsibility, underscore the importance of shareholder value creation, and assist the Company in attracting and retaining qualified executives. The principal elements of compensation employed by the Compensation Committee to meet these objectives are base salaries, annual cash incentives, and long-term stock-based incentives.

     All compensation decisions are determined following a detailed review of many factors that the Compensation Committee believes are relevant, including external competitive data, the Company's achievements over the past year, the individual's contributions to the Company's success, any significant changes in role or responsibility, and the internal equity of compensation relationships.

     In general, the Compensation Committee intends that the overall total compensation opportunities provided to the executive officers should reflect competitive compensation for executives with corresponding responsibilities in comparable firms providing similar products and services. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company's financial performance, and the individual's performance in establishing the compensation opportunities of the executive officers. Total compensation opportunities for the executive officers are adjusted over time as necessary to meet this objective. Actual compensation earned by the executive officers reflects both their contributions to the Company's actual shareholder value creation and the Company's actual financial performance.

     The competitiveness of the Company's total compensation program -- including base salaries, annual cash incentives, and long-term stock-based incentives -- is regularly assessed with the assistance of the Compensation Committee's outside compensation consultant. Data for external comparisons are drawn from a number of sources, including the publicly available disclosures of selected comparable firms with similar products and national compensation surveys of information technology firms of similar size.

     To present a better comparison of the Company's performance versus its peers, the Board of Directors in 1997 changed the index employed in the Comparative Stock Performance Graph. The firms included in the new index are more similar to the Company in terms of size, product type, and complexity. Many of the firms included in the new index are employed in the peer group used by the Compensation Committee to assess the external competitiveness of compensation levels.

     While the targeted total compensation levels for the executive officers are intended to be competitive, compensation paid in any particular year may be more or less than the average, depending upon the Company's actual performance.

  Base Salary

     Base salaries for all executive officers, including the Chief Executive Officer, are reviewed by the Compensation Committee on an annual basis. In determining appropriate base salaries, the Compensation Committee considers external competitiveness, the roles and responsibilities of the individual, the internal equity of compensation relationships, and the contributions of the individual to the Company's success.

  Annual Cash Incentive Opportunities

     The Company believes that executives should be rewarded for their contributions to the success and profitability of the business and, as such, approves the annual cash incentive awards. Incentive awards are linked to the achievement of revenue and net income goals by the Company and/or specific business units, and the achievement by the executives of certain assigned objectives. The individual objectives set for executive officers of the Company are generally objective in nature and include such goals as revenue, profit and budget objectives, increased departmental productivity, and improved quality control. The Compensation Committee believes that these arrangements tie the executive's performance closely to key measures of success of the Company or the executive's business unit. All executive officers, including the Chief Executive Officer, are eligible to participate in this program.

  Long-Term Stock-Based Incentives

     The Compensation Committee also believes that it is essential to link executive and shareholder interests. As such, from time to time the Compensation Committee grants stock options to executive officers and other employees under the Company's 1994 Stock Option Plan. In determining actual awards, the Compensation Committee considers the externally competitive market, the contributions of the individual to the success of the Company, and the need to retain the individual over time. All executive officers, including the Chief Executive Officer, are eligible to participate in this program.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its Named Executive Officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Although no Named Executive Officer received compensation exceeding this limit in 1996, the Company has limited the number of shares subject to stock options which may be granted to Company employees in a manner that complies with the performance-based requirements of Section 162(m) and has submitted the 1994 Stock Option Plan to its stockholders to approve the continuance of the 1994 Stock Option Plan in accordance with Section 162(m). While the Compensation Committee does not currently intend to qualify its annual incentive awards as a performance-based plan, it will continue to monitor the impact of Section 162(m) on the Company.

1996 COMPENSATION

     Base salaries paid in 1996, for all executive officers other than the Chief Executive Officer, reflect the Compensation Committee's review of external competitiveness, the roles and responsibilities of the individuals, the internal equity of compensation relationships, and the contributions of the individual. For a portion of 1996, the Chief Executive Officer's base salary was established in accordance with a multi-year employment agreement. The agreement expired in July 1996. The Compensation Committee believes that the base salary paid the Chief Executive Officer in 1996 was approximately competitive with base salaries paid to chief executive officers at comparable firms.

     Following the end of fiscal 1996, the Compensation Committee determined that base salary levels for certain executive officers should be increased to better reflect competitive practice, and to recognize their contributions to the success of the Company. The Compensation Committee has recommended and the Board has approved a base salary of $231,000 for the Chief Executive Officer for 1997.

     Annual cash incentives paid to all executive officers, including the Chief Executive Officer, for 1996 were determined in conjunction with the Compensation Committee's assessment of the Company's performance with respect to predetermined objectives as outlined above.

     Stock options awarded in 1996 to all executive officers, including the Chief Executive Officer, were based on an assessment of individual contribution, Company success, and competitive practice, and were intended to help retain the executives over time and to provide rewards consistent with shareholder returns. As such, all options granted in 1996 vest ratably over a predetermined period of time, with an exercise price equal to the fair market value on the date of the grant. With respect to these grants, no compensation will be earned unless the share price increases beyond the grant price, thereby creating shareholder returns.

                                          Joseph B. Lassiter, III
                                          George M. Middlemas
                                          Sanford M. Sherizen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Company's Compensation Committee are Messrs. Lassiter, Middlemas and Sherizen. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of or member of the Compensation Committee of the Company.

CERTAIN TRANSACTIONS

     In December 1996 the Company purchased $1,500,000 of the Series B Convertible Preferred Stock, $.001 par value per share, of VPNet Technologies, Inc. ("VPNet"). Mr. Middlemas, who is a member of the Company's Board of Directors, is a general partner of Apex Management III, LLC ("Apex III"). Apex III owns 25% of the outstanding capital stock of VPNet.

     On July 26, 1996, the Company completed its acquisition of RSA Data Security, Inc. ("RSA") pursuant to an Agreement and Plan of Merger, dated as of April 14, 1996 (the "Merger Agreement"), among the Company, RSA and Card-Key Inc., a wholly-owned subsidiary of the Company (the "Merger Subsidiary"). Pursuant to the Merger Agreement, the Merger Subsidiary was merged with and into RSA (the "Merger"), whereupon RSA became a wholly-owned subsidiary of the Company. At that time, each outstanding share of capital stock of RSA (other than shares of RSA stock owned beneficially by the Company or the Merger Subsidiary, shares of RSA stock for which demands for appraisal under the Delaware General Corporation Law were duly and timely delivered and shares of RSA stock held in RSA's treasury) was converted into the right to receive
0.83056 shares of Common Stock of the Company (1.66112 shares of Common Stock after giving effect to the Company's two-for-one stock split on November 1, 1996). In the aggregate 4,023,267 shares of stock of RSA were converted into 6,683,144 shares of the Company's Common Stock. In addition, as part of the Merger, each outstanding option to purchase RSA stock was converted into an option to purchase shares of Common Stock of the Company.

     In connection with the Merger, James D. Bidzos, a director and President and Chief Executive Officer of RSA at the time of the Merger, received 589,698 shares of the Company's Common Stock and options to purchase 498,336 shares of the Company's Common Stock upon conversion of 355,000 shares of RSA stock and options to purchase 300,000 shares of RSA stock, respectively. Mr. Bidzos is currently a director and Executive Vice President of the Company and President of RSA. Also, in connection with the Merger, Addison M. Fischer, a 5% stockholder of the Company, received 3,595,944 shares of the Company's Common Stock upon conversion of 2,164,767 shares of stock of RSA.

     Concurrently with the execution of the Merger Agreement each of Messrs. Bidzos and Fischer entered into a stockholder agreement with the Company and RSA. Under these stockholder agreements Messrs. Bidzos and Fischer agreed to vote their shares of RSA stock in favor of the Merger and the Company granted to Messrs. Bidzos and Fischer registration rights with respect to the shares of the Company's Common Stock they received pursuant to the Merger (the "Registrable Shares"). Beginning 90 days after the Company has published financial results covering at least 30 days of combined operations of the Company and RSA (the "Registration Rights Commencement Date"), upon the request of either of Messrs. Bidzos or Fischer, the Company will file a registration statement on Form S-3 with respect to Registrable Shares; provided, however that the Company will not be required to file a registration statement if the aggregate offering price of the Registrable Shares is less that $1 million. Each of Messrs. Bidzos and Fischer may request one such registration on Form S-3. In addition, if the Company files a registration statement on its own behalf after the Registration Rights Commencement Date it must give Messrs. Bidzos and Fischer notice and use its best efforts to include any requested Registrable Shares in such registration statement. These registration rights expire on the earliest to occur of (i) with respect to either stockholder, the date on which all Registrable Shares held by such stockholder are eligible for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, within a three-months period or (ii) July 26, 2001.

     For a description of the employment agreement entered between Mr. Bidzos and RSA in connection with the Merger see "Compensation of Executive Officers -- Employment Agreements."

COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the period from December 14, 1994 through December 31, 1996 with the cumulative total return on (i) Standard and Poor's SmallCap 600 index, (ii) Standard and Poor's MidCap Computer Software index and
(iii) Hambrecht & Quist's Growth Index. The comparison assumes the investment of $100 on December 14, 1994 in the Company's Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends. Prior to December 14, 1994, the Company's Common Stock was not registered under the Exchange Act.

     In prior years the Company's stock performance graph has compared the Company's stock performance with the performance of (i) Standard and Poor's SmallCap 600 index and (ii) Standard and Poor's MidCap Computer Software index. For subsequent years the Company will substitute the Hambrecht & Quist Growth Index (the "H&Q Index") for the Standard and Poor's MidCap Computer Software index (the "S&P MidCap Index"). This change is being made because the Company's Board of Directors has determined that (i) the H&Q Index presents a better comparison of the performance of the Company's Common Stock against the capital stock of its peers than the S&P MidCap Index, (ii) the firms included in the H&Q Index are more similar to the Company in size, product type and complexity than the firms included in the S&P MidCap Index, and (iii) a number of the firms included in the H&Q Index are also included in the peer group used by the Company's Compensation Committee to assess the external competitiveness of the Company's compensation levels.


-------------------------------------------------------------------------------
                                       12/14/94  12/31/94   12/31/95   12/31/96
-------------------------------------------------------------------------------
Securities Dynamics Technologies, Inc.      100    116.44     681.27     787.52
-------------------------------------------------------------------------------
S&P MidCap Computer Software Index*         100    100.64     175.28     189.25
-------------------------------------------------------------------------------
S&P SmallCap 600 Index*                     100    102.43     133.12     161.50
-------------------------------------------------------------------------------
Hambrecht & Quist Growth Index              100    106.58     172.48     191.26
-------------------------------------------------------------------------------

---------------
* Partial returns are not available for the S&P MidCap Computer Software Index and the S&P SmallCap 600 Index and therefore returns for these two indices were measured from December 1, 1994.

       PROPOSAL 2 -- APPROVAL OF AMENDMENT TO THE 1994 STOCK OPTION PLAN INCREASING SHARES AUTHORIZED FOR ISSUANCE THEREUNDER AND CONTINUANCE OF THE PLAN

     On February 12, 1997 the Board of Directors adopted, subject to stockholder approval, an amendment (the "Plan Amendment") to the Company's 1994 Stock Option Plan (the "1994 Plan") increasing the number of shares of Common Stock authorized for issuance pursuant to the 1994 Plan from 4,820,000 to 6,570,000 in the aggregate. The Plan Amendment was adopted because the Company believes that available shares under the 1994 Plan will not be sufficient to satisfy the Company's incentive compensation needs through fiscal 1997. The Board of Directors believes that grants of stock options under the 1994 Plan have been and will continue to be an important element in attracting and retaining key employees who are expected to contribute to the Company's growth and success. Subject to stockholder approval of the continuance of the 1994 Plan as described below, if the Plan Amendment is approved, the Company will have additional authorized shares of Common Stock available for future grants, including grants in connection with any merger, consolidation or acquisition by the Company.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the company's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limit if the option was issued under a plan approved by stockholders that provides a limit to the number of shares that may be issued under the plan to any individual.

     In order for options granted under the 1994 Plan, as amended by the Plan Amendment, to comply with Section 162(m), the continuance of the 1994 Plan must be approved by the stockholders of the Company. Accordingly, on February 12, 1997, the Board of Directors voted, subject to stockholder approval, to continue the 1994 Plan as amended by the Plan Amendment. If the stockholders do not vote to continue the 1994 Plan, the Company will not grant any further options under the 1994 Plan.

     THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE PLAN AMENDMENT AND CONTINUANCE OF THE 1994 PLAN AS AMENDED BY THE PLAN AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

  Summary of the 1994 Plan

     The following is a summary of the material provisions of the 1994 Plan.

     The 1994 Plan provides for the grant of stock options to employees, officers and directors of, and consultants or advisers to, the Company and its subsidiaries. Under the 1994 Plan, the Company may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code ("incentive stock options"), or options not intended to qualify as incentive stock options ("non-statutory options"). Incentive stock options may only be granted to employees of the Company.

     The 1994 Plan is administered by the Compensation Committee. Subject to the provisions of the 1994 Plan, the Compensation Committee has the authority to select the employees to whom options are granted and determine the terms of each option, including (i) the number of shares at Common Stock subject to the option, (ii) when the option becomes exercisable, (iii) the option exercise price, which, in the case of incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code, must be at least 100% (110% in the case of options granted to a stockholder owning in excess of 10% of the voting power of the Company) of the fair market value of the Common Stock as of the date of grant, and (iv) the duration of the option (which, in the case of incentive stock options, may not exceed ten years).

     As of January 31, 1997, the Company had approximately 383 employees, all of whom were eligible to participate in the 1994 Plan. The number of individuals receiving stock options varies from year to year depending on various factors, such as the number of promotions and the Company's hiring needs during the year, and thus the Company cannot now determine award recipients. As of January 31, 1997, the Company had granted options under the 1994 Plan to purchase an aggregate of 2,964,250 shares of Common Stock. Options for 1,620,000 shares have been granted to the current executive officers of the Company as a group. No options have been granted under the 1994 Plan to current directors who are not executive officers of the Company. As of January 31, 1997, subject to stockholder approval of the Plan Amendment, 1,855,750 shares remained available for future issuance under the 1994 Plan.

     The Compensation Committee may, in its sole discretion, include additional provisions in any option or award granted or made under the 1994 Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Compensation Committee, so long as not inconsistent with the 1994 Plan or applicable law. The Compensation Committee may also, in its sole discretion, accelerate or extend the date or dates on which all or any particular option or options granted under the 1994 Plan may be exercised.

     Payment of the option exercise price may be made in cash, shares of Common Stock, a combination of cash or stock or by any other method (including delivery of a promissory note payable on terms specified by the Compensation Committee) approved by the Compensation Committee consistent with Section 422 of the Code and Rule 16b-3 ("Rule 16b-3") under the Exchange Act. Generally options are not assignable or transferable except by will or the laws of descent and distribution and, in the case of non-statutory options, pursuant to a qualified domestic relations order (as defined in the Code).

     The 1994 Plan will remain in effect until October 3, 2004 (except that it will continue in effect as to equity-related securities outstanding on that date), unless earlier terminated by the Board of Directors. The Board of Directors may amend, suspend or terminate the 1994 Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement.

  Federal Income Tax Consequences

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the 1994 Plan and with respect to the sale of Common Stock acquired under the 1994 Plan.

     Incentive Stock Options

     In general, an optionee will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, an optionee will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the optionee to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the optionee has owned the ISO Stock at the time it is sold. If the optionee sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the optionee will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the optionee sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the optionee will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the optionee has held the ISO Stock for more than one year prior to the date of sale.

     If an optionee sells ISO Stock for less than the exercise price, then the optionee will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the optionee has held the ISO Stock for more than one year prior to the date of sale.

     Non-statutory Stock Options

     As in the case of an incentive stock option, an optionee will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, an optionee who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, an optionee will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, an optionee generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the optionee's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the optionee has held the NSO Stock for more than one year prior to the date of the sale.

     Tax Consequences to the Company

     The grant of an option under the 1994 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1994 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by an optionee under the 1994 Plan, including as a result of the exercise of a non-statutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to any ordinary compensation income recognized by optionees under the 1994 Plan who are employees or are otherwise subject to withholding.

           PROPOSAL 3 -- RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP as auditors of the Company for the year ending December 31, 1997, subject to ratification by stockholders at the Meeting. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Board of Directors will reconsider the matter. A representative of Deloitte & Touche LLP, which served as auditors for the year ended December 31, 1996, is expected to be present at the Meeting to respond to appropriate questions, and to make a statement if he or she so desires.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Any proposal that a stockholder intends to present at the 1998 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, 20 Crosby Drive, Bedford, Massachusetts 01730, no later than December 3, 1997 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Except as described below, and based solely on its review of copies of Section 16(a) reports furnished to the Company, the Company believes that during 1996 its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements.

     Gary Rogers, Senior Vice President of Worldwide Sales and Field Operations of the Company, filed his Initial Statement of Beneficial Ownership of Securities on Form 3 five days after the required filing date. Linda Saris, Vice President, Operations and Customer Support reported two option exercises which occurred during July 1996 on an amended Form 4 filed November 8, 1996.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

     The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution. The Company has also retained MacKenzie Partners, Inc., at an estimated expense of $4,000 plus reimbursement of expenses, to assist in the solicitation of proxies by telephone and mail.

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                          By Order of the Board of Directors,

                                          Arthur W. Coviello, Jr.,
                                          Secretary

April 2, 1997

                                                                   APPENDIX A

                      SECURITY DYNAMICS TECHNOLOGIES, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

                 ANNUAL MEETING OF STOCKHOLDERS - APRIL 24, 1997

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Charles R. Stuckey, Jr. and Arthur W. Coviello, Jr., and each of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 1997 Annual Meeting of Stockholders of Security Dynamics Technologies, Inc. and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and in their discretion, upon any other matters which may properly come before the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" PROPOSAL NUMBERS 1, 2 AND 3.


                     PLEASE VOTE, DATE AND SIGN ON REVERSE
                 AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign this Proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation or partnership, the signature should be that of an authorized officer who should indicate his or her title.

HAS YOUR ADDRESS CHANGED?                         DO YOU HAVE ANY COMMENTS?

_________________________________              _________________________________

_________________________________              _________________________________

_________________________________              _________________________________

[X] PLEASE MARK VOTES
     AS IN THIS EXAMPLE

       SECURITY DYNAMICS
       TECHNOLOGIES, INC.

1. ELECTION OF CLASS III DIRECTORS

        For       Withhold     For All Except
        / /         / /            / /


                   GEORGE M. MIDDLEMAS AND MARINO R. POLESTRA

NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NOMINEE'S NAME. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE.


2. Approval of (i) an amendment to 1994 Stock Option Plan increasing from 4,820,000 to 6,570,000 the number of shares of Common Stock authorized under the 1994 Stock Option Plan and (ii) the continuance of the 1994 Stock Option Plan, as amended.

        For       Against     Abstain

        / /         / /         / /

3. Ratification of appointment of independent auditors.

        For       Against     Abstain

        / /         / /         / /

RECORD DATE SHARES:

A VOTE FOR THE DIRECTOR NOMINEES AND FOR PROPOSAL NUMBERS 2 AND 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Mark box at right if an address change or comment has been noted on the reverse side of this card. / /


Please be sure to sign and date this Proxy.                      Date

--------------------------------------------------------
Shareholder sign here              Co-owner sign here

DETACH CARD                                                          DETACH CARD

                      SECURITY DYNAMICS TECHNOLOGIES, INC.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, April 24, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


Security Dynamics Technologies, Inc.

                                                                   APPENDIX B

                      SECURITY DYNAMICS TECHNOLOGIES, INC.

                             1994 STOCK OPTION PLAN


1.   Purpose.
     -------

     The purpose of this plan (the "Plan") is to secure for Security Dynamics Technologies, Inc. (the "Company") and its stockholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2.   Type of Options and Administration.
     ----------------------------------

     (a) TYPES OF OPTIONS. Options granted pursuant to the Plan may be either incentive stock options ("Incentive Stock Options") meeting the requirements of
Section 422 of the Code or Non-Statutory Options which are not intended to meet the requirements of Section 422 of the Code ("Non-Statutory Options").

     (B) Administration.
         --------------

          (i) The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion grant options to purchase shares of the Company's Common Stock ("Common Stock") and issue shares upon exercise of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations which are, in the judgment of the Board of Directors, necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith.

          (ii) The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations and Section 3(b) of this Plan delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee.

     (c) APPLICABILITY OF RULE 16B-3. Those provisions of the Plan which make express reference to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule ("Rule 16b-3"), or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3, shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3.   Eligibility.
     -----------

     (a) GENERAL. Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company; PROVIDED, that the class of employees to whom Incentive Stock Options may be granted shall be limited to all employees of the Company. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board of Directors shall so determine. Subject to adjustment as provided in Section 15 below, the maximum number of shares with respect to which options may be granted to any employee under the Plan shall not exceed 100,000 shares (after giving effect to the Company's one-for-two reverse stock split effective as of October 24, 1994) of Common Stock during any calendar year during the term of the Plan. For the purpose of calculating such maximum number, (a) an option shall continue to be treated as outstanding notwithstanding its repricing, cancellation or expiration and (b) the repricing of an outstanding option or the issuance of a new option in substitution for a cancelled option shall be deemed to constitute the grant of a new additional option separate from the original grant of the option that is repriced or cancelled.

     (b) GRANT OF OPTIONS TO DIRECTORS AND OFFICERS. From and after the registration of the Common Stock of the Company under the Exchange Act, the selection of a director or an officer (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined either (i) by the Board of Directors, of which all members shall be "disinterested persons" (as hereinafter defined), or (ii) by two or more directors having full authority to act in the matter, each of whom shall be a "disinterested person." For the purposes of the Plan, a director shall be deemed to be a

"disinterested person" only if such person qualifies as a "disinterested person" within the meaning of Rule 16b-3, as such term is interpreted from time to time.

4.   Stock Subject to Plan.
     ---------------------

     Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock which may be issued and sold under the Plan is 150,000 shares (after giving effect to the Company's one-for-two reverse stock split effective as of October 24, 1994). If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. If shares issued upon exercise of an option under the Plan are tendered to the Company in payment of the exercise price of an option granted under the Plan, such tendered shares shall again be available for subsequent option grants under the Plan; provided, that in no event shall such shares be made available for issuance to Reporting Persons or pursuant to exercise of Incentive Stock Options.

5.   Forms of Option Agreements.
     --------------------------

     As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients.

6.   Purchase Price.
     --------------

     (a) GENERAL. Subject to Section 3(b), the purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors, PROVIDED, HOWEVER, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option, or less than 110% of such fair market value in the case of options described in Section 11(b).

     (b) PAYMENT OF PURCHASE PRICE. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised or (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Regulation T promulgated by the Federal

Reserve Board). The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Board of Directors.

7.   Option Period.
     -------------

     Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement, except that, in the case of an Incentive Stock Option, such date shall not be later than ten years after the date on which the option is granted and, in all cases, options shall be subject to earlier termination as provided in the Plan.

8.   Exercise of Options.
     -------------------

     Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.

9.   Nontransferability of Options.
     -----------------------------

     Options shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee; provided, however, that Non-Statutory Options may be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-3).

10.  Effect of Termination of Employment or Other Relationship.
     ---------------------------------------------------------

     Except as provided in Section 11(d) with respect to Incentive Stock Options, and subject to the provisions of the Plan, the Board of Directors shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such option.

11.  Incentive Stock Options.
     -----------------------

     Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

     (a) EXPRESS DESIGNATION. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

     (b) 10% STOCKHOLDER. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

          (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

          (ii) the option exercise period shall not exceed five years from the date of grant.

     (c) DOLLAR LIMITATION. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

     (d) TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

          (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), PROVIDED, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

          (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

          (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12.  Additional Provisions.
     ---------------------

     (a) ADDITIONAL OPTION PROVISIONS. The Board of Directors may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; PROVIDED THAT such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

     (b) ACCELERATION, EXTENSION, ETC. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised.

13.  General Restrictions.
     --------------------

     (a) INVESTMENT REPRESENTATIONS. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

     (b) COMPLIANCE WITH SECURITIES LAWS. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14.  Rights as a Stockholder.
     -----------------------

     The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15.  Adjustment Provisions for Recapitalizations and Related Transactions.
     --------------------------------------------------------------------

     (a) GENERAL. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split (other than the Company's one-for-two reverse stock split effective as of October 24, 1994) or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code.

     (b) BOARD AUTHORITY TO MAKE ADJUSTMENTS. Any adjustments under this Section 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16.  Merger, Consolidation, Asset Sale, Liquidation, etc.
     ---------------------------------------------------

     (a) GENERAL. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), PROVIDED that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and
(B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

     (b) SUBSTITUTE OPTIONS. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

17.  No Special Employment Rights.
     ----------------------------

     Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18.  Other Employee Benefits.
     -----------------------

     Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

19.  Amendment Of The Plan.
     ---------------------

     (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the stockholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

     (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

20.  Withholding.
     -----------

     (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

     (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 (unless it is intended that the transaction not qualify for exemption under Rule 16b-3).

21.  Cancellation and New Grant of Options, etc.
     ------------------------------------------

     The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

22.  Effective Date and Duration of the Plan.
     ---------------------------------------

     (a) EFFECTIVE DATE. The Plan shall become effective when adopted by the Board of Directors, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, options previously granted under the Plan shall not vest and shall terminate and no options shall be granted thereafter. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board of Directors; amendments requiring stockholder approval (as provided in Section 19) shall become effective when adopted by the Board of Directors, but no option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular person) unless and until such amendment shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months of the Board's adoption of such amendment, any options granted on or after the date of such amendment shall terminate to the extent that such amendment was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

     (b) TERMINATION. Unless sooner terminated in accordance with Section 16, the Plan shall terminate, with respect to Incentive Stock Options, upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options or the final vesting of awards granted under the Plan. Unless sooner terminated in accordance with
Section 16, the Plan shall terminate with respect to options which are not Incentive Stock Options and awards on the date specified in (ii) above. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

23.  Provision for Foreign Participants.
     ----------------------------------

     The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

     Adopted by the Board of Directors on October 4, 1994

     Approved by the stockholders on October 24, 1994

                                 AMENDMENT NO. 1

                                       TO

                             1994 STOCK OPTION PLAN

     1. Section 3(a) of the 1994 Stock Option Plan be and hereby is deleted in its entirety and replaced by the following:

          "(a) GENERAL. Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company; PROVIDED, that the class of employees to whom Incentive Stock Options may be granted shall be limited to all employees of the Company. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board of Directors shall so determine. Subject to adjustment as provided in Section 15 below, the maximum number of shares with respect to which options may be granted to any employee under the Plan shall not exceed 300,000 shares of Common Stock during any calendar year during the term of the Plan. For the purpose of calculating such maximum number, (a) an option shall continue to be treated as outstanding notwithstanding its repricing, cancellation or expiration and (b) the repricing of an outstanding option or the issuance of a new option in substitution for a cancelled option shall be deemed to constitute the grant of a new additional option separate from the original grant of the option that is repriced or cancelled."

     2. Section 4 of the 1994 Stock Option Plan be and hereby is deleted in its entirety and replaced by the following:

          "4. Stock Subject to Plan.
              ---------------------

          Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock which may be issued and sold under the Plan is 2,410,000 shares. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for sub sequent option grants under the Plan. If shares issued upon exercise of an option under the Plan are tendered to the Company in payment of the exercise price of an option granted under the Plan, such tendered shares shall again be available for subsequent option grants under the Plan; provided, that in no event shall such shares be made available for issuance to Reporting Persons or pursuant to exercise of Incentive Stock Options."

                                            Adopted by the Board of Directors on
                                            October 18, 1995 and April 12, 1996

                                            Approved by the Stockholders on
                                            May 22, 1996

                                 AMENDMENT NO. 2

                                       TO

                             1994 STOCK OPTION PLAN


     1. That subsection 3(b) of the 1994 Stock Option Plan be deleted and replaced in its entirety with the following:

          "(b) GRANT OF OPTIONS TO DIRECTORS AND OFFICERS. From and after the registration of the Common Stock of the Company under the Exchange Act, the selection of a director or officer (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined either (i) by the full Board of Directors or (ii) by a committee composed solely of two or more "Non-Employee Directors" having full authority to act in the matter. For the purposes of the 1994 Plan a director shall be deemed to be a "Non-Employee Director" only if such person qualifies as a "Non-Employee Director" within the meaning of Rule 16b-3, as such term is interpreted from time to time."


     2. That the 1994 Stock Option Plan be amended to delete in its entirety
Section 9 of the 1994 Stock Option Plan and replace such Section in its entirety with the following:

          "9. Transferability of Options.
              --------------------------

          Except as the Board of Directors may otherwise determine or provide in the applicable option agreement, options shall not be sold, assigned, transferred, pledged or otherwise encumbered by the optionee to whom they are granted, either voluntarily or by operation of law, except by will, the laws of descent and distribution, or for Non-Statutory Options pursuant to a qualified domestic relations order, and, during the life of the optionee, shall be exercisable only by the optionee. References to an optionee, to the extent relevant in the context, shall include references to authorized transferees."

                                         Adopted by the Board of Directors on
                                         February 12, 1997

                                 AMENDMENT NO. 3

                                       TO

                             1994 STOCK OPTION PLAN



     1. Section 4 of the 1994 Stock Option Plan be and hereby is deleted in its entirety and replaced by the following:

          "4. Stock Subject to Plan.
              ---------------------

          Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock which may be issued and sold under the Plan is 6,570,000 shares. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for sub sequent option grants under the Plan. If shares issued upon exercise of an option under the Plan are tendered to the Company in payment of the exercise price of an option granted under the Plan, such tendered shares shall again be available for subsequent option grants under the Plan; provided, that in no event shall such shares be made available for issuance to Reporting Persons or pursuant to exercise of Incentive Stock Options."

                                         Adopted by the Board of Directors on
                                         February 12, 1997

                                         Being considered by the Stockholders at
                                         the April 24, 1997 annual meeting